Pursuant to Rule 13d-1(k(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


MILLENIUM FUNDING II CORP.    PRESIDIO CAPITAL CORP.


By: /s/ Allan B. Rothschild   By: /s/ Allan B. Rothschild
Name: Allan B. Rothschild     Name: Allan B. Rothschild
Title: Authorized Signatory   Title: Authorized Signatory


PRESIDIO CAPITAL INVESTMENT.  PRESIDIO HOLDING COMPANY, LLC
 COMPANY, LLC

By: /s/ W. Edward Scheetz     By: /s/ W. Edward Scheetz
Name: W. Edward Scheetz       Name: W. Edward Scheetz
Title: Authorized Signatory   Title: Authorized Signatory


NORTHSTAR PRESIDIO            NORTHSTAR CAPITAL HOLDINGS I, LLC
 MANAGEMENT COMPANY, LLC

By: /s/ Allan B. Rothschild   By: /s/ W. Edward Scheetz
Name: Allan B. Rothschild     Name: W. Edward Scheetz
Title: Authorized Signatory   Title: Authorized Signatory


NORTHSTAR CAPITAL
 PARTNERS, LLC

By: /s/ W. Edward Scheetz     /s/ David Hamamoto
Name: W. Edward Scheetz       David Hamamoto
Title: Authorized Signatory


/s/ W. Edward Scheetz
W. Edward Scheetz